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                                                                   Exhibit 10.14

                             SECOND AMENDMENT TO THE

                                 ALLERGAN, INC.

                2003 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

     This Second Amendment to the Allergan, Inc. 2003 Non-employee Director Equity Incentive Plan (the "Amendment") is adopted by Allergan, Inc., a Delaware corporation (the "Company), effective as of April 25th, 2007 (the "Effective Date").

                                    RECITALS

     A. The Allergan, Inc. 2003 Non-employee Director Equity Incentive Plan (the "Plan") was initially adopted by the Board of Directors of the Company (the "Board") on January 30, 2003 and approved by the stockholders of the Company on April 25, 2003. The First Amendment to the Plan was adopted by the Board on January 30, 2006 and approved by the stockholders of the Company on May 2, 2006.

     B. The Board desires to amend the Plan to: (i) modify the vesting period of Options granted under the Plan, (ii) increase the annual grant of Options from 4,500 to 5,700 and (iii) increase the number of shares of Restricted Stock to be granted to a non-employee director upon election, reelection or appointment from 1,800 to 2,400 shares for each year which remains in the term of the person so elected, reelected or appointed.

                                    AMENDMENT

     1. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Plan.

     2. Effective as of the Effective Date, Section 2.1 of the Plan is hereby amended and restated in its entirety to read as follows:

               "2.1 Grant of Restricted Stock. During the term of the Plan and so long as there are sufficient shares available for issuance or transfer pursuant to Awards under the Plan, upon election, reelection or appointment of a Nonemployee Director to the Board occurring at or after the 2003 Annual Meeting of Stockholders, such Nonemployee Director shall automatically be granted an Award consisting of 2,400 shares of Restricted Stock (subject to adjustment as provided in Section 4.2) for each year which remains in the term of the person so elected, reelected or appointed. For purposes of such calculation, a year shall be the period between annual meetings of stockholders of the Company or any part of such period (exclusive of the sixty (60) days immediately preceding the first annual meeting to be held following such election, reelection or appointment giving rise to such Award). For example, if a Nonemployee Director is appointed to the Board in January of 2007 to serve a term which will

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          expire at the 2009 Annual Meeting of Stockholders (and the 2007 Annual
          Meeting of Stockholders is held more than sixty (60) days after such appointment), the term of such person would be considered to be three
          (3) years for purposes of calculating the Award."

     3. Effective as of the Effective Date, Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

               "3.1 Grant of Options. During the term of the Plan and so long as there are sufficient shares available for issuance or transfer pursuant to Awards under the Plan, each Non-employee Director shall automatically be granted an Option to purchase 5,700 shares of Common Stock (subject to adjustment as provided in Section 4.2) on the date of each regular annual meeting of stockholders of the Company at which directors are to be elected."

     4. Effective as of the Effective Date, Section 3.4 of the Plan is hereby amended and restated in its entirety to read as follows and such amendment shall be effective as to all unvested Options outstanding under the Plan as of the Effective Date:

               "3.4 Vesting. Subject to Section 4.3, each Option shall become fully vested and exercisable as of the date of the regular annual meeting of stockholders of the Company at which directors are to be elected following the date of grant of the Option. No Option shall be exercisable prior to vesting. Notwithstanding the foregoing, each Option shall become immediately exercisable as to all shares covered by such Option in the event a Participant's service as a director of the Company terminates by reason of such Participant's death or total disability."

     5. Except as set forth herein, the Plan shall remain in full force and effect.


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     I hereby certify that the foregoing Second Amendment to the Allergan, Inc.
2003 Non-employee Director Equity Incentive Plan was duly adopted by the Board of the Company on April 25th, 2007.

     Executed this 25th day of April, 2007.


                                        By: /s/ Matthew J. Maletta
                                            ------------------------------------
                                        Name: Matthew J. Maletta
                                        Title: VP, Assistant General Counsel
                                               and Assistant Secretary


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